UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2008

GRAN TIERRA ENERGY INC.
(Exact name of Registrant as specified in its charter)

Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

See Item 4.02 below, which information is incorporated by referrence here.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 12, 2008, we notified the American Stock Exchange of the determination of the information set forth in Item 4.02 hereof, and that as a result we are out of compliance with Sections 134 and 1101 of the Amex Company Guide.  We believe that the filing of our Form 10-K/A will remediate this non-compliance.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) In the course of preparing our interim financial statements for our quarterly report on Form 10-Q for the quarter ended March 31, 2008, to be filed with the Securities and Exchange Commission (“SEC”), we discovered a misclassification of accounts payable and accrued liabilities in the statement of cash flows resulting in a misstatement in cash flows from operating activities with a corresponding offset to cash flows from investing activities in our 2007 interim financial statements for the previously reported quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, and annual financial statements for the years ended December 31, 2006 and 2007 (collectively, the “Affected Financial Statements”). The restatements in the Affected Financial Statements had no effect on our previously reported net change in cash and cash equivalents and no impact on our previously reported consolidated balance sheets or consolidated statements of operations and accumulated deficit contained in the Affected Financial Statements.

Following disclosure of the misclassifications to the Audit Committee of our Board of Directors (the “Audit Committee”), at a meeting held on May 9, 2008, management recommended, and the Audit Committee agreed, that the impact of the misclassification was material to our Consolidated Statements of Cash Flow in the Affected Financial Statements such that the Affected Financial Statements should no longer be relied upon. We are filing an amendment to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, on Form 10-K/A, to restate our Statements of Cash Flows for the years ended December 31, 2007 and 2006, and to disclose in the Supplementary Data (Unaudited) at the end of Item 8 of the Form 10-K/A the restated amounts with respect to our allocation of non-cash working capital between investing and operating activities for the previously reported quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, which will be filed shortly after the filing of this Current Report on Form 8-K. We will not be amending our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, or our Annual Report on Form 10-KSB for the year ended December 31, 2006.

Management has re-evaluated the effectiveness of our disclosure controls and procedures and internal control over financial reporting as a result of this restatement and concluded that our disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2007. Management reached this conclusion because it determined that, as of December 31, 2007, we had a material weakness in our internal control over financial reporting because we did not have effective internal control over financial reporting to prevent this restatement. Upon discovery of the misclassification, our management has (1) verified the data entered into a spreadsheet used to calculate the allocation of changes in our accounts payable and accrued liability balances to net cash provided by (used in) operating activities and net cash used in investing activities, and (2) enhanced our procedures for analyzing these entries. Although management believes that these actions are sufficient to remediate the material weakness, our management will not be able to affirmatively conclude that the material weakness is remediated until it has had sufficient opportunity to test the remediation.

As a result of the foregoing, Deloitte & Touche LLP withdrew its previous report dated March 7, 2008, as originally filed in our Form 10-K for the year ended December 31, 2007.

Management and the Audit Committee have discussed the conclusions disclosed in this Form 8-K with Gran Tierra Energy’s independent registered public accounting firm, Deloitte & Touche LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 12, 2008	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin Eden
Martin Eden
Chief Financial Officer